                                                                     Exhibit 5.2

                            RICHARDS, LAYTON & FINGER
                           A PROFESSIONAL ASSOCIATION
                                ONE RODNEY SQUARE
                              920 NORTH KING STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 651-7700
                                FAX(302) 651-7701
                                   WWW.RLF.COM


                                  June 23, 2006




AMG Capital Trust I


     Re: AMG CAPITAL TRUST I
         -------------------

Ladies and Gentlemen:

     We have acted as special Delaware counsel for AMG Capital Trust I, a Delaware statutory trust (the "Trust"), and Affiliated Managers Group, Inc., a Delaware corporation (the "Company"), in connection with certain matters of Delaware law relating to the Registration Statement (and the prospectus forming a part thereof) on Form S-3 filed with the Securities and Exchange Commission by the Company and the Trust on June __, 2006 (the "Registration Statement"). At your request, this opinion is being furnished to you.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

     (a) The Certificate of Trust of the Trust, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on March 28, 2006 (the "Certificate");

     (b) The Declaration of Trust, dated as of March 28, 2006, between the Company and the Delaware trustee of the Trust named therein, as amended and restated by the Amended and Restated Declaration of Trust of the Trust, dated as of April 3, 2006 (including Exhibits A-1 and A-2 thereto), among the Company, the trustees of the Trust named therein (the "Trustees"), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust (the "Declaration of Trust");

     (c) The Purchase Agreement, dated as of March 28, 2006 (the "Purchase Agreement"), among the Company, the Trust and the Initial Purchasers;

     (d) The Registration Rights Agreement, dated April 3, 2006, among the Company, the Trust and the Initial Purchasers;

     (e) The Indenture, dated as of April 3, 2006, between the Company and LaSalle Bank National Association, as trustee;

     (f) The Guarantee Agreement, dated as of April 3, 2006, between the Company and LaSalle Bank National Association, as Guarantee Trustee;

     (g) The Common Securities Subscription Agreement, dated as of April 3, 2006 (the "Common Securities Subscription Agreement"), between the Trust and the Company;

     (h) The Offering Memorandum;

     (i) The Registration Statement; and

     (j) A Certificate of Good Standing for the Trust, dated June 23, 2006, obtained from the Secretary of State.

     Capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (j) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (j) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that the Declaration of Trust constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Declaration of Trust and the Certificate are in full force and effect and have not been amended, (ii) that there are no proceedings, pending or contemplated, for the merger, consolidation, liquidation, dissolution or termination of the Trust, (iii) that each of the parties to the documents examined by us has been duly created, formed or organized, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, formation or organization, (iv) the legal capacity of each natural person who is a party to the documents examined by us, (v) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vii) that each Person to whom a Preferred Security is to be issued by the Trust (the "Preferred Security Holder"), has received a Preferred Securities Certificate evidencing ownership of such Preferred Security and has paid for the Preferred Securities acquired by it, in accordance with the Declaration of Trust and the Purchase Agreement and (viii) that the Preferred Securities are issued, executed, sold and delivered to the

Preferred Security Holders in accordance with the Declaration of Trust and Purchase Agreement, and as contemplated by the Offering Memorandum and Registration Statement. We have not participated in the preparation of the Offering Memorandum, the Registration Statement or the prospectus (except for providing this opinion) and assume no responsibility for their contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws (including, without limitation, federal tax laws) and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Preferred Securities have been duly authorized by the Declaration of Trust and are duly and validly issued and (subject to the qualifications set forth below) fully paid and nonassessable and represent undivided beneficial interests in the assets of the Trust.

     The Preferred Security Holders may be obligated, pursuant to the Declaration of Trust, to (A) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from a transfer or exchange of a Preferred Securities Certificate and the issuance of a replacement Preferred Securities Certificate and (B) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Declaration of Trust.

     The opinions expressed herein are subject, as to enforcement, to the effect upon the Declaration of Trust of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer, and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) considerations of public policy on the effect of applicable law relating to fiduciary duties.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also confirm our consent to the use of our name under the heading "Validity of Securities" in the prospectus included in such Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                       Very truly yours,


                                       /s/ Richards, Layton & Finger, P.A.


                                       Richards, Layton & Finger , P.A.
TJH